Exhibit 11.2

ICICI BANK CODE ON PROHIBITION OF INSIDER TRADING

1.	INTRODUCTION AND APPLICABILITY

The Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time (“Regulations”) requires every listed company, intermediary and fiduciary to formulate a code of conduct to regulate, monitor and report trading by designated persons and their immediate relatives in compliance with the minimum standards set out in Schedule B & Schedule C of the Regulations.

Additionally, every listed company is also required to formulate a code of practices and procedures for fair disclosure of unpublished price sensitive information in compliance with the principles set out in Schedule A to the Regulations.

In this regard, the Board of Directors have adopted this ICICI Bank Code on Prohibition of Insider Trading (“Code on Insider Trading”) and the Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information (attached as Annexure A hereof).

Para 3 and 4 of this Code on Insider Trading shall apply to all the Employees, including Designated Persons of the Bank.

Part A of this Code on Insider Trading in relation to trading in the Securities of the Bank is framed pursuant to Schedule B of the Regulations, as the Bank is a listed company, and shall apply to the Designated Persons identified in para 2 therein and their immediate relatives.

Part B of this Code on Insider Trading in relation to trading in the Securities of any Other Listed Company is framed pursuant to Schedule C of the Regulations, as Bank is an intermediary and fiduciary, and shall apply to the Designated Persons identified in para 2 therein and their immediate relatives.

2.	DEFINITIONS

Unless otherwise specified, defined terms used in this Code on Insider Trading shall have the below mentioned meanings.

“Audit Committee” refers to the committee constituted by the Board of Directors in accordance with Section 177 of the Companies Act, 2013 and Regulation 18 of the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, each as amended from time to time.

“Bank” means ICICI Bank Limited, including its overseas branches.

“Board of Directors” or “Board” refers to the Board of Directors of the Bank.

“Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information” means the ICICI Bank Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information, as modified from time to time.

“Code on Insider Trading” means this ICICI Bank Code on Prohibition of Insider Trading, as modified from time to time.

“Compliance Monitoring Committee” means the internal committee of the Bank constituted as such, comprising of Group Chief Human Resources Officer, General Counsel and Company Secretary.

“Compliance Officer” means Company Secretary of the Bank.

“Connected Person” in relation to the Bank and Other Listed Companies , means any person who is or has during the 6 (six) months prior to the concerned act been associated with the Bank or such company, directly or indirectly, in any capacity including by reason of frequent communication with its officers or by being in any contractual, fiduciary or employment relationship or by being a director, officer or an employee of the Bank or such company or holds any position including a professional or business relationship between himself and the Bank or such company whether temporary or permanent, that allows such person, directly or indirectly, access to Unpublished Price Sensitive Information or is reasonably expected to allow such access.

Without prejudice to the generality of the foregoing, the persons falling within the following categories shall be deemed to be Connected Persons, unless the contrary is established:

a.	a Relative of Connected Persons mentioned above; or

b.	a holding company or associate company or subsidiary company; or

c.	an intermediary as specified in Section 12 of the Securities and Exchange Board of India Act, 1992, as amended from time to time or an employee or a director thereof; or

d.	an investment company, trustee company, asset management company or an employee or a director thereof; or

e.	an official of a stock exchange or of clearing house or corporation; or

f.	a member of board of trustees of a mutual fund or a member of the board of directors of the asset management company of a mutual fund or is an employee thereof; or

g.	a member of the board of directors or an employee of a public financial institution as defined in Section 2(72) of the Companies Act, 2013, as amended from time to time; or

h.	an official or an employee of a self-regulatory organization recognised or authorised by SEBI; or

i.	a banker of a company; or

j.	a concern, firm, trust, Hindu undivided family, company or association of persons wherein a director of a company or his Relative or banker of the company has more than 10% of the holding or interest; or

k.	a firm or its partner or its employee in which a connected person specified above is also a partner; or

l.	a person sharing household or residence with a connected person specified above.

“Designated Person” means:

a.	In relation to Trading of Securities of the Bank, the persons designated as such pursuant to Part A of this Code on Insider Trading and in accordance with the requirements of the Regulations.

b.	In relation to Trading of Securities of any Other Listed Company, the persons designated as such pursuant to Part B of this Code on Insider Trading and in accordance with the requirements of the Regulations.

“Director” means a director on the Board of the Bank.

“Discretionary Portfolio Manager” means a portfolio manager who under a contract relating to portfolio management, exercises or may exercise, any degree of discretion as to the investment of funds or management of the portfolio of securities of the client, as the case may be.

“Employees” includes employees and Directors of the Bank, including any contractual, part-time and temporary employees of the Bank and those who are on probation or are on deputation to/from the Bank.

“Ethical Walls” refers to arrangements established by the Bank that localize Unpublished Price Sensitive Information in a geographically isolated area within the office with specific mechanisms for accessing such area, effectively preventing the use of Unpublished Price Sensitive Information in the possession of those in such area, i.e., on one side of the wall, from influencing the decisions or conduct of those on the other side of the wall, in accordance with the Ethical Walls Framework.

“Ethical Walls Framework” means the Standard Operating Procedure for Operational Framework for Ethical Wall, as amended from time to time.

“Generally Available Information” means information that is accessible to the public on a non-discriminatory basis and shall not include unverified event or information reported in print or electronic media. Information published on the website of a stock exchange would ordinarily be considered as generally available.

“Government Securities” shall have the meaning assigned to it under the Securities Contracts (Regulation) Act, 1956, as amended from time to time.

“Head of Department” in relation to a particular department/group within the Bank, means an Employee (not being a Director) who heads the departments identified in Appendix A to the Code, applicable in case of Bank as a listed entity.

“Immediate Relatives” in relation to a person includes: (a) spouse of that person; and (b) parents, siblings, and children of that person or his/her spouse, who are financially dependent on such person, or who consult such person in taking decisions relating to Trading in Securities.

“Informant” means an individual(s), who voluntarily submits to SEBI a Voluntary Information Disclosure Form relating to an alleged violation of insider trading laws that has occurred, is occurring or has a reasonable belief that it is about to occur, in a manner provided under these regulations, regardless of whether such individual(s) satisfies the requirements, procedures and conditions to qualify for a reward;

“Infractions of the Code on Insider Trading” means any non-adherence with the provisions of this Code on Insider Trading other than Violations of the Code on Insider Trading.

“Insider” means:

a.	In relation to the Bank, a person who is a Connected Person of the Bank, or who is in possession of or has access to Unpublished Price Sensitive Information of the Bank or its Securities; and

b.	In relation to any Other Listed Company, a person who is a Connected Person of such Other Listed Company, or who is in possession of or has access to Unpublished Price Sensitive Information of such Other Listed Company or its Securities.

It is hereby clarified that the term shall be deemed to include Designated Persons designated as such pursuant to this Code on Insider Trading and their Immediate Relatives.

“Key Managerial Personnel” shall have the meaning assigned to it under the Companies Act, 2013, as amended from time to time.

“Legitimate Purpose” means any purpose determined as such on a case-to-case basis by the Group Chief Financial Officer/ General Counsel/ Group Chief Compliance Officer/ Chief Investor Relations Officer/ Executive Directors in accordance with the Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information.

“Other Listed Company(ies)” means any company(ies) (other than the Bank), which has its Securities listed or Proposed to be Listed on a recognised stock exchange in India.

“Proposed to be Listed” shall have the meaning assigned to it under the Regulations.

“Regulations” means the Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time.

“Relatives” shall mean the following:

a.	spouse of the person;

b.	parent of the person and parent of its spouse;

c.	sibling of the person and sibling of its spouse;

d.	child of the person and child of its spouse;

e.	spouse of the person listed at sub-clause (c); and

f.	spouse of the person listed at sub-clause (d)

NOTE: It is intended that the relatives of a “connected person” to become connected persons for the purpose of these regulations. It is a rebuttable presumption that a connected person had UPSI. The definition of relative is being introduced only for the limited purpose of establishing insider trading during the course of investigation by SEBI and no additional requirements of disclosures are prescribed.

“Restricted List” means the list of Other Listed Companies the Securities of which cannot be Traded in by the Designated Persons, and their Immediate Relatives, unless otherwise permitted in accordance with this Code on Insider Trading.

“SEBI” means the Securities and Exchange Board of India.

“Securities” has the meaning assigned to it under the Securities Contracts (Regulation) Act, 1956, as amended from time to time, and shall include securities that are listed or Proposed to be Listed and exclude units of any Mutual Fund scheme.

“Senior Management”, in case of Bank as a listed entity, means all Directors of the Bank and employees classified as senior management personnel by its Board, Managing Director/Chief Executive Officer and Executive Directors of subsidiaries and employees up to 2 (two) levels below Managing Director/Chief Executive Officer of its material subsidiaries.

“Senior Management”, in case of Bank as an intermediary/fiduciary, means all Directors of the Bank, employees up to 2 (two) levels below Managing Director/Chief Executive Officer of the Bank.

“Shares” means the equity shares of the Bank listed on BSE Limited and National Stock Exchange of India Limited, including its American Depository Receipts listed on the New York Stock Exchange.

“Trading” means and includes subscribing, buying, selling, pledging, dealing, or agreeing to subscribe, buy, sell, pledge or otherwise deal in any Securities, and "Trade" shall be construed accordingly.

“Trading Day” means a day on which the recognised stock exchanges are open for trading in India.

“Trading Plan” means a trading plan formulated in compliance with Regulation 5 of the Regulations and as stipulated under this Code on Insider Trading.

“Trading Window" means the period during which Trading in Securities of the Bank is permitted in terms of this Code on Insider Trading and the Regulations.

“Unpublished Price Sensitive Information” or “UPSI” means any information relating to the Bank or Other Listed Companies, as applicable, or their respective Securities, directly or indirectly that is not Generally Available Information, which upon becoming Generally Available Information, is likely to materially affect the price of the Securities of the Bank or Other Listed Companies, as the case may be, and ordinarily includes but is not restricted to information relating to such events as may be illustrated by SEBI in the Regulations.

“Violations of the Code on Insider Trading” means: (a) communication or provision of or allowing access to UPSI by the Designated Person in violation of the Regulations; or (b) procuring from or causing the communication of UPSI by the Designated Person in violation of the Regulations; or (c) Trading in Securities of the Bank or Other Listed Company by the Designated Person when in possession of UPSI; or (d) Any situation where it is reasonable to believe that violation of this Code on Insider Trading or the Regulations could have taken place.

“Working Day” means working day of the Bank.

All references to designations of Employees in this Code on Insider Trading are as per the designations assigned by the Human Resources Management Group of the Bank or its material subsidiaries, as the case may be. All references to groups/departments of the Bank are as per the internal nomenclature of the Bank

Words and expressions used and not defined in this Code on Insider Trading but defined in the Regulations, the Securities and Exchange Board of India Act, 1992, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or the Companies Act, 2013 and rules and regulations made thereunder, each as amended from time to time, shall have the meanings respectively assigned therein.

3.	UNDERLYING PRINCIPLES OF THIS CODE ON INSIDER TRADING

a.	No Employee or Designated Person or their Immediate Relatives shall Trade in Securities, either listed or proposed to be Listed, when in possession of UPSI in violation of the Regulations.

b.	All Employees and Designated Persons and their Immediate Relatives shall ensure that confidentiality of UPSI is maintained and UPSI is only communicated on a need to know basis, with appropriate authorisation.

c.	All Employees, Designated Persons and their Immediate Relatives shall be individually responsible for complying with the provisions of the Regulations and this Code on Insider Trading. Further, it shall be the responsibility of the Employees and the Designated Persons to ensure that their Immediate Relatives are made aware of this Code on Insider Trading.

d.	If an Employee or a Designated Person Trades in Securities of the Bank or any Other Listed Company while in possession of UPSI, the Trades would be presumed to have been motivated by such person’s knowledge and awareness of such information. The reasons for the Trades are not relevant. Once this is established, it would be the obligation of such person undertaking the Trade to prove innocence in accordance with the Regulations.

e.	It is clarified that all requirements stipulated under this Code on Insider Trading shall apply to all Trades in Securities, direct or indirect, whether undertaken by any Designated Person himself/herself, or through any other person on his/her behalf.

4.	PRESERVATION OF UPSI

a.	No Employee in possession of UPSI shall communicate, provide, or allow access to any UPSI, to any person including other Insiders, except where such communication is in furtherance of Legitimate Purposes, performance of duties or discharge of legal obligations, in compliance with the Regulations.

b.	No Employee shall procure from or cause the communication by any Insider of UPSI, except in furtherance of Legitimate Purposes, performance of duties or discharge of legal obligations, in compliance with the Regulations.

c.	All information shall be handled within the Bank on a need to know basis and UPSI shall be disclosed only to those persons who require such information in furtherance of Legitimate Purposes or performance of duties or discharge of legal obligations in accordance with the Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information and the Regulations.

d.	UPSI in relation to the Bank and its Securities may be communicated, provided, allowed access to or procured, in connection with a transaction in compliance with Regulation 3(3) of the Regulations.

e.	The Compliance Officer shall ensure that a structured digital database is maintained for the Bank and Other Listed Companies containing the nature of UPSI and the names of such persons who have shared the information and also the names of such persons with whom information is shared under the Regulations along with the Permanent Account Number or any other identifier authorised by law where Permanent Account Number is not available along with such other additional information as may be prescribed by the Compliance Officer. Such database shall be maintained with adequate internal controls and checks such as time stamping and audit trails to ensure nontampering of the database.

The structured digital database shall be preserved for a period of not less than eight years after completion of the relevant transactions and in the event of receipt of any information from the SEBI regarding any investigation or enforcement proceedings, the relevant information in the structured digital database shall be preserved till the completion of such proceedings.

f.	Upon coming in possession of or gaining access to any UPSI in relation to the Bank, an Employee or Designated Person (excluding Senior Management) must immediately inform his or her Head of Department or the Head of Department whose department is leading the transaction, as the case may be, the following information: (a) when he or she came in possession of or gained access to the UPSI; (b) the entity to which the UPSI relates; and (c) how long he or she expects to have access to such UPSI. In case of Senior Management, he or she shall immediately inform the Compliance Officer.

g.	Upon coming in possession of or gaining access to any UPSI in relation to other Listed Company an Employee shall immediately inform the Compliance Officer the following information: (a) when he or she came in possession of or gained access to the UPSI; (b) the entity to which the UPSI relates; and (c) how long he or she expects to have access to such UPSI.

h.	In the event of any ambiguity regarding whether certain information falls within the scope of UPSI or not, the same shall be brought to the attention of the Compliance Officer and/or the Group Chief Financial Officer for clarity, who shall decide on the same.

i.	All UPSI shall be identified and its confidentiality shall be maintained in accordance with the requirements of the Regulations and this Code.

j.	List of the Employees and other persons with whom UPSI is shared shall be maintained in accordance with the Regulations. Further, it shall be ensured that such person is bound by confidentiality/non-disclosure obligations and notice shall be served to all such Employees and other persons informing them that they are required to keep information so received confidential. However, communication is permitted in furtherance of Legitimate Purposes, performance of duties or discharge of legal obligations. Such persons and their immediate relatives shall not otherwise Trade in Securities when in possession of UPSI.

k.	The person sharing UPSI shall give due notice to such recipient person(s) to maintain confidentiality of such UPSI in compliance with the Regulations and make them aware of this Code on Insider Trading. Whenever any person is granted access to UPSI it should be brought to such person’s attention that by receipt of such UPSI, such person shall be deemed an Insider. The process for bringing people “inside” on sensitive transactions and permitting any person to “Cross the Wall” is included in the Ethical Walls Framework. Insiders should also be made aware of the duties and responsibilities attached to the receipt of such information and the liability attached to misuse or unwarranted use of such information.

5.	ETHICAL WALLS

The Ethical Walls Framework in the Bank has been designed to minimize possibility of communication of confidential information/UPSI to any other unauthorised person. The necessary processes or Ethical Walls arrangements are in place at the Bank to control the sharing of UPSI between the “Insider Areas” (groups of Employees/Designated Persons of the Bank, which receive confidential information/UPSI in furtherance of performance of their duties) and “Public Areas” (areas other than Insider Areas).

6.	POWERS OF THE COMPLIANCE OFFICER

a.	The Compliance Officer shall exercise all such powers as may be necessary for the implementation of this Code on Insider Trading, including issuing supplemental guidelines and issuing clarifications from time to time, in order to ensure compliance with this Code on Insider Trading and the Regulations.

b.	In case any suspicious Trading comes to the knowledge of the Bank, the Compliance Officer shall have the right to reach out to the relevant Connected Person in order to obtain necessary information in relation to the Trading, and such requested information shall be provided to the Compliance Officer, as soon as possible, and no later than 7 (seven) Working Days of such request. The Compliance Officer shall be entitled to review the information to ensure compliance of the Regulations and this Code on Insider Trading.

c.	The Compliance Officer shall be entitled to access and review relevant information from the Bank’s concerned business groups or ICICI Securities Limited or any other entity notified in terms of this Code on Insider Trading, including access to the demat and trading accounts of the Employees and Designated Persons and their Immediate Relatives, as the case may be, in order to ensure compliance with the Regulations and this Code on Insider Trading.

In the event of an alleged violation by an Employee, the Compliance Officer and/or any other person appointed by the Audit Committee or Compliance Monitoring Committee, as the case may be, shall investigate and submit a report to the Compliance Monitoring Committee or the Audit Committee, as the case may be, which will decide on penalty and any other actions to be taken.

While the investigation is ongoing, the Compliance Officer or the person so appointed shall have the right to take such interim measures as he/she may deem necessary, including the right to institute a block or freeze on the Securities held in the demat account(s) in order to prevent Trading in them for the purposes of ensuring compliance with this Code on Insider Trading.

7.	REPORTING REQUIREMENTS FOR DESIGNATED PERSONS

a.	Designated Persons shall disclose the particulars of Securities of the Bank and/or Other Listed Companies held by such Designated Persons and their Immediate Relatives and such other information as may be required by the Bank in compliance with this Code on Insider Trading and the Regulations including the following information, (i) at the time of joining, (ii) as on March 31 of every financial year on or prior to April 25 of the next financial year and (iii) as and when the information changes, in such form as may be prescribed by the Compliance Officer, within 7 (seven) working days of such change:

i,	Names of Immediate Relatives;

ii,	Names of persons with whom such Designated Persons share a Material Financial Relationship;

iii,	Permanent Account Number or any other identifier authorised by law, of such persons covered under i. and ii. Above; and

iv,	Telephone and mobile/cellular phone numbers of such persons covered under i. and ii. Above.

v,	Names of all educational institutions from where they have graduated and names of all past employers (on a one-time basis).

Explanation: “Material Financial Relationship” shall mean a relationship in which one person is a recipient of any kind of payment such as by way of a loan or gift from a Designated Person during the immediately preceding 12 (twelve) months, equivalent to at least 25% of the annual income of such Designated Person but shall exclude relationships in which the payment is based on arm’s length transactions.

b.	The Compliance Officer may at his/her discretion, to ensure compliance with this Code on Insider Trading, request physical or online disclosures of holdings and trading in the securities of the Bank from the Designated Persons which shall be provided by the relevant Designated Persons within 7 (seven) Working Days of such request.

c.	The Compliance Officer shall maintain records of all disclosures/declarations/ undertakings/forms as mentioned in this Code on Insider Trading, and received from time to time, for a minimum period of 5 (five) years from the date of receipt of such information.

d.	The Compliance Officer shall take steps to allow disclosures required under this Code on Insider Trading to be made through an electronic mechanism, in accordance with the systems devised by the stock exchanges.

8.	REPORTING REQUIREMENTS OF COMPLIANCE OFFICER TO AUDIT COMMITTEE/BOARD

The Compliance Officer shall place before the Audit Committee reports, including all details/instances of Infractions of the Code on Insider Trading or Violations of the Code on Insider Trading that may come to the notice of the Compliance Officer once in every calendar quarter or, subject to the Regulations, at such frequency as may be determined by the Audit Committee.

9.	PENALTY FOR CONTRAVENTIONS

a.	In the event of any alleged Violations of the Code on Insider Trading/Infractions of the Code on Insider Trading by any Designated Persons (other than Senior Management and the Compliance Officer) or their Immediate Relatives, the Compliance Officer and/or any other person appointed by the Compliance Monitoring Committee, shall conduct an investigation into the matters, and review all information available of such matters, in light of the facts and circumstances of the case and determine the next steps in terms of recommendation for action to be initiated, including any interim measures to be taken pending inquiry, and provide a report containing all relevant details and its recommendations for actions to be initiated to the Compliance Monitoring Committee. The Compliance Monitoring Committee will decide the penalty/actions to be initiated. The actions or measures may include a requirement to surrender profits earned, if any, from any Trading in Securities of the Bank and/or Other Listed Companies, as the case may be, pursuant to any Violations of the Code on Insider Trading, or such other fit and appropriate disciplinary action (including, having regard to the facts and circumstances or past conduct, if any, imposition of monetary penalties, withholding of employee benefits and remuneration (such as wage freeze, recovery or clawback), and suspension or termination of employment or service of the concerned Designated Person). Provided however, in the case of a contra Trade in contravention of the Regulations and this Code on Insider Trading, the profits from such contra Trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection & Education Fund administered by SEBI.

b.	In the event of any alleged Violations of the Code on Insider Trading/Infractions of the Code on Insider Trading, involving any Senior Management or the Compliance Officer, the Compliance Officer and/or any other person appointed by the Audit Committee, shall conduct an investigation into the matters, and review all information available of such matters, in light of the facts and circumstances of the case and determine the next steps in terms of recommendation for action to be initiated, including any interim measures to be taken pending inquiry, and provide a report containing all relevant details and its recommendations for actions to be initiated to the Audit Committee. The Audit Committee will decide the penalty/actions to be initiated. The actions or measures may include a requirement to surrender profits earned, if any, from any Trading in Securities of the Bank and/or Other Listed Companies, as the case may be, pursuant to any Violations of the Code on Insider Trading, or such other fit and appropriate disciplinary action (including, having regard to the facts and circumstances or past conduct, if any, imposition of monetary penalties, withholding of employee benefits and remuneration (such as wage freeze, recovery or clawback), and suspension or termination of employment or service of the concerned Designated Person). Provided however, in the case of a contra Trade in contravention of the Regulations and this Code on Insider Trading, the profits from such contra Trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection & Education Fund administered by SEBI.

c.	No action taken by the Bank shall preclude SEBI from taking any further action for violation of the Regulations.

d.	The penalty/action for Infractions/Violations of the Code on Insider Trading shall be in accordance with the penalty matrix, as approved by the Board of Directors or Audit Committee from time to time.

e.	Any decision taken by the Compliance Monitoring Committee/Audit Committee in relation to any alleged Violations of the Code on Insider Trading/Infractions of the Code on Insider Trading shall be final and binding.

f.	Any amount collected in relation to the contravention of the Code on Insider Trading shall be remitted to SEBI for credit to the Investor Protection & Education Fund administered by SEBI.

10.	INTERNAL CONTROL SYSTEM

The Managing Director & Chief Executive Officer shall be empowered to put in place adequate and effective system of internal controls to ensure compliance with the Regulations in order to prevent insider trading, including such systems and internal controls as are prescribed under Regulation 9A of the Regulations.

11.	REVIEW OF COMPLIANCE WITH THIS CODE ON INSIDER TRADING AND VERIFICATION OF INTERNAL CONTROL SYSTEM

The Audit Committee shall review compliance with the provisions of this Code on Insider Trading and Regulations at least once in a financial year and shall verify that the systems for internal control are adequate and are operating effectively.

12.	LEAK OR SUSPECTED LEAK OF UNPUBLISHED PRICE SENSITIVE INFORMATION

The Policy and Procedure for Inquiry in case of leak or suspected leak of Unpublished Price Sensitive Information of the Bank as a listed entity, is attached as Annexure B hereof. If the Managing Director & Chief Executive Officer or the Compliance Officer suspects any leak of UPSI or any such leak comes to the knowledge of the Managing Director & Chief Executive Officer or the Compliance Officer, the same shall be investigated in accordance with the Bank’s Policy and Procedure for Inquiry in Case of Leak or Suspected Leak of Unpublished Price Sensitive Information and the Bank shall promptly report details of leaks, inquiries and results of such inquiries to SEBI in compliance with the Regulations.

If an inquiry has been initiated by an Other Listed Company in case of leak or suspected leak of unpublished price sensitive information, the Bank as an intermediary/fiduciary shall co-operate with such Other Listed Company in connection with such inquiry conducted by it.

13.	PROTECTION TO INFORMANTS

Necessary and appropriate protection shall be provided to the Employee filing Voluntary Information Disclosure Form in the prescribed format with SEBI, against victimization, discrimination, disadvantage, retaliation or harassment till such time that the complainant’s employment subsists with the Bank, its subsidiaries or affiliates.

14.	INFORMATION TO STOCK EXCHANGES

Upon determination of violation of the Regulations in accordance with this Code on Insider Trading and the Regulations, the Compliance Officer shall promptly inform the stock exchange(s) where the concerned securities are traded, in such form and such manner as may be specified by SEBI from time to time.

15.	AMENDMENT OF THIS CODE ON INSIDER TRADING

The Board of Directors is authorised to approve changes to/amend this Code on Insider Trading, from time to time.

PART A: TRADING IN SECURITIES OF THE BANK

1.	APPLICABILITY OF THIS PART

Part A of this Code on Insider Trading shall apply in relation to trading in Securities of the Bank by the Designated Persons and their Immediate Relatives.

2.	DESIGNATED PERSONS

Designated Persons shall include the following:

a.	All Directors and Key Managerial Personnel of the Bank;

b.	Managing Director/Chief Executive Officer/Executive Directors of the subsidiary companies of the Bank;

c.	Employees up to 2 (two) levels below Managing Director/Chief Executive Officer, of the Bank and its material subsidiaries;

d.	All Employees of the Bank in the grade of Leadership Team globally across the Bank;

e.	All Employees of the Bank working in Secretarial Group, Financial Accounting & Reporting Group, Planning & Planning-Retail Group, Taxation Group (part of Accounts and Taxation Group), Investor Relations and Strategy;

f.	Employees of the Bank of the departments specified in Appendix A;

g.	Secretaries to Managing Director & Chief Executive Officer, Whole-time Directors, Presidents and Key Managerial Personnel of the Bank;

h.	Employees of material subsidiaries of the Bank, having access to UPSI in relation to the Bank or its Securities, as designated by the respective boards of directors of such material subsidiaries and communicated to the Compliance Officer of the Bank;

i.	Such other officers/Employees of the Bank/material subsidiaries, as may be decided by the Compliance Officer/Managing Director & Chief Executive Officer/Chief Financial Officer of the Bank, from time to time, on the basis of their function and role in the organization and/or ability to have access to UPSI in relation to the Bank or its Securities; and

j.	Such other persons that may be required to be so designated under the Regulations.

3.	COMPLIANCE OFFICER

a.	Subject to compliance with the requirements of the Regulations, the Company Secretary of the Bank and in his/her absence any other person as may be designated by the Managing Director & Chief Executive Officer, shall be the Compliance Officer for purposes of Part A of this Code on Insider Trading and shall report to the Board of Directors for this purpose.

b.	The Compliance Officer shall be responsible for compliance of policies, procedures, maintenance of records, monitoring adherence to the rules for the preservation of UPSI of the Bank or its Securities, monitoring of Trades and the implementation of code set out in the Regulations under the overall supervision of the Board of Directors.

4.	TRADING BY DESIGNATED PERSONS IN THE SECURITIES OF THE BANK

a.	No Designated Persons and their Immediate Relatives, shall Trade in Securities of the Bank when in possession of UPSI in relation to the Bank or its Securities.

b.	While Trading in the Securities of the Bank when in possession of any UPSI in relation to the Bank or its Securities, the Designated Person and their Immediate Relative may prove his/her innocence in accordance with applicable laws including the Regulations.

It is clarified that all off-market inter-se Trades between Insiders who are in possession of the same UPSI shall be reported by the Insiders to the Bank within 2 (two) Working Days of the Trades in the format as prescribed by the Compliance Officer or such other format as may be prescribed by SEBI. The Bank shall notify the particulars of such Trades to the stock exchanges within 2 (two) Trading Days from receipt of the disclosure or on becoming aware of such information.

It is further clarified that this shall not be construed as permission to undertake off market Trades between Insiders resulting in breach of the Regulations or other applicable laws.

c.	Designated Persons and their Immediate Relatives shall not Trade in derivatives (including futures and options) of Securities of the Bank, provided however, such prohibition shall not apply to index-based derivatives including index futures, which are not specific to any listed company.

d.	Designated Persons and their Immediate Relatives may Trade in Securities of the Bank only when the Trading Window is open. When the Trading Window is open, Trading in Securities of the Bank by Designated Persons and their Immediate Relatives shall be subject to pre-clearance requirements, if any, set out in Paragraph 5 of Part A of this Code on Insider Trading.

e.	Designated Persons and their Immediate Relatives, who are permitted to, and undertake Trade in the Securities of the Bank (any quantity), shall not engage in a contra Trade (any quantity), during the 6 (six) months of the earlier Trade. In case contra Trading in Securities of the Bank acquired on the stock exchanges is necessitated by certain circumstances (i.e., without holding for 6 (six) months), the Compliance Officer is empowered to grant relaxation from strict application of such restriction for reasons to be recorded in writing, provided that such relaxation does not violate the Regulations.

Provided that this contra Trade restriction shall not be applicable for Trades carried out pursuant to exercise of stock options.

Provided further that Trading Window norms and restrictions on contra Trade shall not be applicable for Trades carried out in accordance with an approved Trading Plan.

f.	Designated Persons and their Immediate Relatives shall not Trade in Securities of the Bank through Portfolio Management Services (“PMS”) (Discretionary or Non-discretionary), irrespective of whether trading window is open/closed.

5.	PRE-CLEARANCE

a.	When the Trading Window of the Bank is open, pre-clearance from Compliance Officer shall be required in the following cases:

i.	Trades in Shares of the Bank in excess of 25,000 Shares per month

ii.	Trades in bonds/other debt Securities of the Bank, where the aggregate face value of Trades in a month exceeds INR 10 million.

It is clarified that, subject to this Code on Insider Trading and the Regulations, no pre-clearance shall be required for Trades in Securities of the Bank below the above thresholds.

b.	Application for pre-clearance shall be made in the format as prescribed in Form I to the Compliance Officer.

c.	The Compliance Officer may grant approval or reject the request for preclearance without assigning any reasons. Prior to pre-clearing any Trades, the Compliance Officer shall be entitled to seek declarations to the effect that the applicant is not in possession of any UPSI in relation to the Bank or its Securities and shall also have regard to whether any declaration provided by the applicant is reasonably capable of being rendered inaccurate.

d.	Upon pre-clearance being granted, the concerned Designated Persons or their Immediate Relatives, as the case may be, shall undertake the pre-cleared Trade of the Securities of the Bank within 7 (seven) Trading Days or such lesser period, as specified in the approval, including date of approval (such period, the “Pre-Clearance Period”) and submit a report of the Trades executed within 2 (two) Trading Days of execution of the Trade in the format as prescribed in Form II.

e.	If for any reason whatsoever, the proposed Trade of Securities of the Bank is not completed within the Pre-Clearance Period, the concerned Designated Person must report such non-completion of Trade of Securities in the format as prescribed in Form II within 7 (seven) Trading Days from the expiry of the Pre-Clearance Period.

f.	Fresh application in Form I to the Compliance Officer would be required to be made for pre-clearance of any subsequent proposed Trade of Securities of the Bank after the expiry of the Pre-Clearance Period in accordance with this Code on Insider Trading.

g.	In respect of Compliance Officer’s Trades in the Securities of the Bank, the application for pre-clearance of Trade in Form I shall be submitted either to the Managing Director & Chief Executive Officer or to any one of the Wholetime Director.

h.	Pre-clearance shall not be required for subscription pursuant to exercise of any stock option upon vesting.

i.	No Designated Person shall apply for pre-clearance of any Trade in the Securities of the Bank proposed to be carried out by such Designated Person or his/her Immediate Relatives, when in possession of UPSI in relation to the Bank, even if the Trading Window is not closed.

j.	Designated Persons who intend to Trade in any Securities listed on the stock exchanges shall be required to open a stock broking account with ICICI Securities Limited and/or such other entity as the Compliance Officer may notify or permit, and shall conduct all Trades only through such broking accounts.

6.	TRADING PLAN

a.	Insiders shall have the option to adopt a Trading Plan for any proposed Trade in the Securities of the Bank. Such persons shall submit the Trading Plan in Form III to the Compliance Officer for approval and public disclosure in such form as may be decided by the Compliance Officer. The Trading Plan once approved shall be irrevocable and be implemented mandatorily and no deviation from or execution of Trades outside the scope of the Trading Plan shall be permitted, except due to permanent incapacity or bankruptcy or operation of law. The Trading Plan will be required to follow the timelines and other requirements as stipulated in the Regulations. Pre-clearance of Trades, Trading Window norms shall not be applicable to a Trade executed as per an approved Trading Plan. The Compliance Officer shall clarify doubts, if any on the execution and implementation of the Trading Plan.

Provided that the implementation of the Trading Plan shall not be commenced if any UPSI in relation to the Bank or its Securities in possession of the Designated Person at the time of formulation of the Trading Plan has not become Generally Available Information at the time of the commencement of implementation

b.	Such Trading Plan shall:

i.	not entail commencement of Trading on behalf of the Designated Person earlier than one hundred and twenty calendar days from the public disclosure of the Trading Plan;

ii.	not entail overlap of any period for which another Trading Plan is already in existence;

iii.	set out following parameters for each trade to be executed:

- either the value of trade to be effected or the number of securities to be traded;

- nature of the trade;

- either specific date or time period not exceeding five consecutive trading days;

- price limit, that is an upper price limit for a buy trade and a lower price limit for a sell trade, subject to the range as specified below:

a.	for a buy trade: the upper price limit shall be between the closing price on the day before submission of the trading plan and upto twenty per cent higher than such closing price;

b.	for a sell trade: the lower price limit shall be between the closing price on the day before submission of the trading plan and upto twenty per cent lower than such closing price.

Provided that if the insider has set a price limit for a trade under this clause, then the Insider shall execute the trade only if the execution price of the security is within such limit. If price of the security is outside the price limit set by the insider, the trade shall not be executed.

iv.	not entail Trading in Securities for market abuse.

c.	The Compliance Officer shall review the trading plan to assess whether the plan is likely to violate the Regulations and shall be entitled to seek express undertaking to the effect that (i) the person is not in possession of Unpublished Price Sensitive Information; or (ii) he would ensure that any Unpublished Price Sensitive Information in his possession becomes generally available before he commences his trades; or such other undertaking as may be necessary to enable such assessment and to approve and monitor the implementation of the plan. The Compliance Officer may thereafter approve the plan.

Provided that pre-clearance of trades shall not be required for a trade executed as per an approved trading plan.

Provided further that trading window norms shall not be applicable for trades carried out in accordance with an approved trading plan.

d.	The Compliance Officer shall approve or reject the trading plan within two trading days of receipt of the trading plan and upon approval of the Trading Plan, the Compliance Officer shall notify the plan to the stock exchanges on which the securities are listed, on the day of approval. In case of Trading Plan submitted by the Compliance officer of the Bank, either to the Managing Director & Chief Executive Officer or to any one of the Whole-time Director of the Bank shall approve or reject the said trading plan within two trading days of receipt of trading plan.

e.	In case of non-implementation (full/partial) of trading plan due to either reasons or failure of execution of trade due to inadequate liquidity in the scrip, the following procedure shall be adopted:

The insider shall intimate non-implementation (full/partial) of trading plan to the compliance officer within two trading days of end of tenure of the trading plan with reasons thereof and supporting documents. Upon receipt of information from the insider, the compliance officer, shall place such information along with his recommendation to accept or reject the submissions of the insider, before the Audit Committee in the immediate next meeting.

The Audit Committee shall decide whether such non-implementation (full/partial) was bona fide or not. The decision of the Audit Committee shall be notified by the compliance officer on the same day to the stock exchanges on which the securities are listed. In case the Audit Committee does not accept the submissions made by the insider, then the compliance officer shall take action as prescribed by the Audit Committee.

However, the implementation of the Trading Plan shall not be commenced, if at the time of formulation of the plan, the Insider is in possession of any Unpublished Price Sensitive Information and the said information has not become generally available at the time of the commencement of implementation. The commencement of the Trading Plan shall be deferred until such Unpublished Price Sensitive Information becomes generally available information.

7.	TRADING WINDOW

a.	The Trading Window shall be closed for declaration of financial results (quarterly, half- yearly and annual) from the end of every quarter until 48 (forty-eight) hours after the declaration of financial results for such relevant period. The gap between clearance of accounts by the Audit Committee and meeting of the Board of Directors for declaration of financial results shall be as narrow as possible and preferably on the same day to avoid leakage of material information.

b.	The Compliance Officer shall also close Trading Window at any other time if any event giving rise to UPSI of the Bank and its Securities is under active consideration of the Bank. The timing for re-opening of the Trading Window shall be determined by the Compliance Officer taking into account various factors including the UPSI in question becoming Generally Available Information and being capable of assimilation by the market, which in any event shall not be earlier than 48 (forty-eight) hours after such information becomes Generally Available Information.

c.	The Trading Window shall be closed when the Compliance Officer determines that a Designated Person or class of Designated Persons can reasonably be expected to have possession of UPSI in relation to the Bank or its Securities. The Compliance Officer shall decide the Designated Person or class of Designated Persons to whom the Trading Window closure shall apply.

d.	The Trading Window restrictions shall not apply in respect of transactions specified under Regulation 4(3) of Schedule B of the Regulations and circulars issued thereunder, from time to time.

8.	DISCLOSURE REQUIREMENTS PRESCRIBED UNDER THE REGULATIONS

a.	Initial Disclosure

Every person on appointment as a Director or Key Managerial Personnel of the Bank shall disclose his/her holding of the Securities of the Bank as on the date of appointment as a Director/Key Managerial Personnel, to the Bank, within 7 (seven) days of the occurrence of such event in Form IV

b.	Continual Disclosure

The Designated Person, on behalf of his immediate relatives and persons for whom the Designated Person takes trading decision, shall disclose to the Bank in Form V, the number of such securities acquired or disposed of within two trading days of such transaction if the value of the securities traded, whether in one transaction or a series of transactions over any calendar quarter, aggregates to a traded value in excess of Rs. 1,000,000 (Rupees Ten lakhs).

The Bank shall notify the particulars of such trading, received in Form V to the stock exchange within two trading days of receipt of the disclosure or from becoming aware of such information.

c.	Disclosures by other Connected Persons

The Compliance Officer may, at his/her discretion require any other Connected Person or class of Connected Persons to make disclosures of holdings and Trading in Securities of the Bank in Form VI and at such frequency as may be determined by the Bank in order to monitor compliance with the Regulations.

PART B: TRADING IN SECURITIES OF OTHER LISTED COMPANIES

1.	APPLICABILITY OF THIS PART

Part B of this Code on Insider Trading shall apply to Trading in Securities of any Other Listed Company by the Designated Persons and their Immediate Relatives.

2.	DESIGNATED PERSONS

Designated Persons shall include the following:

a.	All Directors and Key Managerial Personnel of the Bank;

b.	Employees up to 2 (two) levels below Managing Director/Chief Executive Officer, of the Bank;

c.	All Employees of the Bank in the grade of Leadership Team globally across the Bank;

d.	Secretaries to Managing Director & Chief Executive Officer, Whole-time Directors, Presidents and Key Managerial Personnel of the Bank;

e.	Such other Employees of the Bank as may be decided by the Compliance Officer/Managing Director & Chief Executive Officer of the Bank, from time to time, on the basis of their function and role in the organization and/or ability to have access to UPSI in relation to any Other Listed Companies or their Securities enclosed as Appendix B; and

f.	Such other persons that may be so required to be designated under the Regulations.

3.	COMPLIANCE OFFICER

a.	Subject to compliance with the requirements of the Regulations, the Company Secretary of the Bank and in his/her absence any other person as may be designated by the Managing Director & Chief Executive Officer, shall be the Compliance Officer for purposes of Part B of this Code on Insider Trading and shall report to the Board of Directors for this purpose.

b.	The Compliance Officer shall be responsible for compliance of policies, procedures, maintenance of records, monitoring adherence to the rules for the preservation of UPSI in relation to any Other Listed Companies or their Securities, monitoring of Trades and implementation of the code set out in the Regulations under the overall supervision of the Board of Directors.

4.	TRADING BY DESIGNATED PERSONS IN SECURITIES OF OTHER LISTED COMPANIES IN THE RESTRICTED LIST

a.	In order to monitor Trading in Securities of Other Listed Companies, the Compliance Officer shall maintain a Restricted List in a confidential manner.

b.	The names of the Other Listed Companies in the Restricted List will be based on possession of or access or likelihood of access to UPSI in relation to any Other Listed Companies or their Securities with the Designated Persons and/or their Immediate Relatives, based on the entries made in Structured Digital Database

c.	All Designated Persons who are in possession of or have access to UPSI and their Immediate Relatives are prohibited from Trading in the Securities of Other Listed Companies in the Restricted List linked to their names as mentioned in Structured Digital Database.

d.	It is clarified that Designated Persons and their Immediate Relatives may Trade in Securities of any Other Listed Companies that are included in the Restricted List, subject to the following:

i.	Such Designated Person is not in possession of and does not have access to UPSI in relation to such Other Listed Companies or their Securities;

ii.	Compliance with the requirements of this Code on Insider Trading and the Regulations.

e.	Designated Persons and their Immediate Relatives can Trade in Securities of Other Listed Companies through Discretionary Portfolio Management Services. However, they cannot avail services of Non-discretionary Portfolio Management Services. Each Designated Person shall be responsible for ensuring that any Portfolio Management Service provider or other person trading in securities of Other Listed Companies does not violate any requirement under this Code or the Regulations.

5.	TRADING IN SECURITIES OF OTHER LISTED COMPANIES OTHER THAN IN THE RESTRICTED LIST

a.	Designated Persons and their Immediate Relatives may Trade in Securities of any Other Listed Companies that are not included in the Restricted List, subject to compliance with the requirements of this Code on Insider Trading and the Regulations.

b.	It is clarified that pre-clearance in accordance with Paragraph 7 below will not be required by any Designated Persons and their Immediate Relatives in case of any Trades in Securities of Other Listed Companies that are not included in the Restricted List.

6.	GENERAL CONDITIONS FOR TRADING IN THE SECURITIES OF OTHER LISTED COMPANIES

a.	Notwithstanding any other provisions of this Code on Insider Trading, Designated Persons, and their Immediate Relatives shall not Trade in Securities of any Other Listed Companies when in possession of UPSI in relation to such Other Listed Companies or their Securities. While Trading in the Securities of Other Listed Companies, when in possession of any UPSI in relation to any Other Listed Companies or their Securities, the Designated Persons may prove his/her innocence in accordance with the Regulations.

b.	Designated Persons and their Immediate Relatives shall not Trade in derivatives, (including futures and options) of Securities of any Other Listed Companies. It is clarified that the requirements under Part B of this Code on Insider Trading shall not be applicable to: (i) Government Securities; or (ii) index-based derivatives including index futures, which are not specific to any listed company.

c.	Designated Persons that are Connected Persons of any Other Listed Companies and their Immediate Relatives and who are permitted to, and undertake Trade in the Securities of such Other Listed Companies (any quantity), shall not engage in a contra Trade (any quantity), i.e., take an opposite position to the prior Trade in the Securities of such Other Listed Companies, such as buying Securities if previously such person has sold Securities, and vice versa, during the 6 (six) months following the prior Trade. In case contra Trading in Securities of Other Listed Companies acquired on the stock exchanges is necessitated by certain circumstances (i.e., without holding for 6 (six) months), the Compliance Officer is empowered to grant relaxation from strict application of such restriction for reasons to be recorded in writing, provided that such relaxation does not violate the Regulations.

Provided that this contra Trade restriction shall not be applicable for Trades carried out pursuant to exercise of stock options.

7.	PRE-CLEARANCE

a.	Pre-clearance by Compliance Officer or any other officials designated by Compliance Officer may be given to Designated Persons and their Immediate Relatives, if they are Trading in the Securities of any Other Listed Companies that are included in the Restricted List if such Trades comply with the requirements of Paragraph 4(d) of Part B of this Code on Insider Trading.

b.	Application for pre-clearance shall be made in the format as prescribed in Form I to the Compliance Officer.

c.	The Compliance Officer or any other officials designated by Compliance Officer may grant approval or reject the request for pre-clearance without assigning any reasons. The Restricted / Grey List maintained by the Compliance Officer shall be used as the basis for approving or rejecting the applications for preclearance of trades.

d.	Prior to pre-clearing any Trades, the Compliance Officer shall be entitled to seek declarations to the effect that the applicant is not in possession of any UPSI in relation to the relevant Other Listed Companies or their Securities and shall also have regard to whether any declaration provided by the applicant is reasonably capable of being rendered inaccurate.

e.	Upon pre-clearance being granted, the concerned Designated Persons or their Immediate Relatives, as the case may be, shall undertake the pre-cleared Trade of the Securities of such Other Listed Company within 7 (seven) Trading Days, including date of approval (such period, the “Pre-Clearance Period”) and submit a report of the Trades executed within 2 (two) Trading Days of execution of the Trade in the format as prescribed in Form II.

f.	If for any reason whatsoever, the proposed Trade of Securities of such Other Listed Companies is not completed within the Pre-Clearance Period, the concerned Designated Person must report such non-completion of Trade of Securities in the format as prescribed in Form II within 7 (seven) Working Days from the expiry of the Pre-Clearance Period.

g.	Fresh application in Form I to the Compliance Officer would be required to be made for pre-clearance of any proposed Trade of Securities of the Other Listed Companies and also for any subsequent proposed Trade of Securities of the Other Listed Companies after the expiry of the Pre-Clearance Period in accordance with this Code on Insider Trading.

h.	No Designated Person shall apply for pre-clearance of any Trade in the Securities of any Other Listed Companies proposed to be carried out by such Designated Person or his/her Immediate Relatives, if such Designated Person or his/her Immediate Relative is in possession of UPSI in relation to such Other Listed Companies and their Securities.

i.	Designated Persons who intend to Trade in any Securities listed on the stock exchanges shall be required to open stock broking accounts with ICICI Securities Limited and/or such other entity as the Compliance Officer may notify or permit, and shall conduct all Trades only through broking accounts.

j.	In respect of Compliance Officer’s Trades in Securities of Other Listed Companies, the application for pre-clearance of Trade in Form I shall be submitted either to the Managing Director & Chief Executive Officer or to any one of the Whole-time Director.

k.	Standard Operating Procedure (“SOP”) has been put in place by the Compliance Group to implement the provisions of the Code. Designated persons may refer the SOP with respect to Part B of the Code.

Appendix A

Designated Persons to include the Employees of the following departments of the Bank

Group/Department	Grades
Corporate Legal Group	Associate Leadership Team (ALT) & above
Internal Audit Group
Tech Group - Retail
Human Resource & Management Group
Risk Management Group including Information Security Group	Chief Manager & above
Treasury Control and Services Group excluding SMS Department
Asset Liability Management Group
Corporate Communication Group
Strategic Solutions Group
Large Clients Group
Portfolio Management
WBG Services Sector Group

Appendix B

Designated Persons to include the Employees following Groups/Sub Groups of the Bank

Group/Sub Groups	Grades
Secretarial Group	Chief Manager & above
Financial Accounting & Reporting Group
Planning & Planning-Retail Group
Taxation Group
Tech-Retail Assets
Legal Group
Compliance Group
Risk Management Group including Information Security Group
Internal Audit Group
Treasury and Securities Services Group
Proprietary Trading Group
Markets Group
Asset Liability Management Group
Corporate Communication Group
International Banking Group (All subgroups under IBG)
WBG Group (All subgroups)
SME and SMEAG Group (All sub groups)
Investor Relations and Strategy
Human Resource and Mgmt Group

FORM I

ICICI BANK LIMITED

APPLICATION FOR PRE-CLEARANCE OF TRADING IN SECURITIES OF [ICICI BANK LIMITED] /[OTHER LISTED COMPANIES]
(Under the Code on Insider Trading)

Date :

To :	The Compliance Officer

ICICI Bank Limited

From :	(Name)
(Emp. No.)
(PAN)
(Designation)
(Department)

Pursuant to Paragraph [5 of Part A]/[7 of Part B] of the Code on Insider Trading, I hereby seek your approval to [purchase]/[sell]/[Insert details of pledge or other dealing, if applicable] Securities of [ICICI Bank Limited]/[Insert name of Other Listed Company(ies)] as per the details given below:

Sr. No.	Name of the Designated Person/Immediate Relative proposing to Trade in Securities	Relationship with Designated Person/PAN of Immediate Relative	Type (Buy/Sell) and No. of Securities held/No. of Securities to be dealt Entity- wise, if applicable/Value (in ₹) of Securities

I declare that the Securities in respect of which the approval is sought, [will be held]/[have been held] by the above named for a minimum period of 6 (six) months and [no Contra Trade will be made]/[the proposed Trades do not constitute any Contra Trade] in violation of the Code on Insider Trading and the Regulations.

[I declare that the Securities of ICICI Bank Limited in respect of which approval for sale is sought have been allotted to me under employee stock option scheme of ICICI Bank Limited.] [Retain if applicable]

I hereby undertake that:

•	Neither I nor my Immediate Relatives have any access to nor have received any Unpublished Price Sensitive Information in relation to [ICICI Bank Limited]/[Insert name of Other Listed Company(ies)] up to the time of giving this undertaking.

•	Neither I nor my Immediate Relatives is/are a connected person in the said Other Listed Company(ies);

•	In case I or my Immediate Relatives have access to or receive any Unpublished Price Sensitive Information after this undertaking, but before the execution of the Trade, I shall inform the Compliance Officer of the change in my/our position and that I and/or the persons named above would completely refrain from trading in the relevant Securities until the time such information becomes Generally Available Information.

•	I have not contravened the Regulations and the Code on Insider Trading.

•	I have made a full and true disclosure in the matter.

•	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Code on Insider Trading.

Signature:  ________________________

For Office Use

With reference to the above application, I hereby approve/reject the application for pre-clearance of [Insert number of Securities] of [Insert type of Securities] of [ICICI Bank Limited]/[Insert name of Other Listed Company(ies)] for ₹ _______________

Further, the approval is valid only for a period of 7 (seven) Trading Days from the date of approval.

Date:	Signature of Compliance Officer

FORM II

ICICI BANK LIMITED
REPORTING OF TRADES DONE/NOT DONE PURSUANT TO PRE-CLEARANCE APPROVAL
(Under the Code on Insider Trading)

Date :

To :	The Compliance Officer
ICICI Bank Limited

From :	(Name)
(Emp. No.)
(PAN)
(Designation)
(Department)

I hereby report that pursuant to the approval of the pre-clearance granted to me, the following Trades have been executed/not executed:

Name of the Applicant/Immediate Relative in case the Trade is done by the Immediate Relative of the applicant
PAN of Immediate Relative
Name of listed entity
Approval date of pre-clearance
Approval taken for no. of Securities
Type and No. of Securities Traded (Buy/Sell)
Market Value of securities Traded (Buy/Sell)
Date of Trades(Buy/Sell)
No. of Securities not Traded (if any) for which approval has been taken

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Code on Insider Trading.

Signature:  ________________________

Form III

TRADING PLAN

Regulation 5 of the SEBI (Prohibition of Insider Trading) Regulations, 2015 (“the Regulations”)

Date:

To,
The Compliance Officer,
ICICI Bank Limited
ICICI Bank Towers,
Bandra-Kurla Complex,
Mumbai - 400051

Dear Sir/Ma’am,

In terms of provisions of Regulation 5 of the Regulations) and para 6 of Part A of ICICI Bank Code on Prohibition of Insider Trading (Code) adopted by the ICICI Bank Limited (Bank), I, <name of insider> hereby give my trading plan / trading plan of my immediate relatives to buy /sell / buy and sell the securities of the Bank as per details furnished hereunder:

Name of Insider
Designation
Name of immediate relative, if any
Relation of immediate relative
Date of submission

Details of Trade(s) to be executed (by the Insider and/or his immediate relatives):

Period of		No. of	Value of	Nature	Price	Mode of
proposed trade		securities	securities	of proposed trade	Limit, if any*	proposed trade
From	To

*Price Limit as prescribed in the Regulations:

a.	for a buy trade: the upper price limit shall be between the closing price on the day before submission of the trading plan and upto twenty percent higher than such closing price;

b.	for a sell trade: the lower price limit shall be between the closing price on the day before submission of the trading plan and upto twenty percent lower than such closing price.

I hereby undertake and confirm that:

a.	I/my immediate relative(s) will not trade in the securities of the Bank during the one hundred and twenty calendar days from the disclosure of this trading plan.

b.	I/my immediate relative(s) will not trade in the securities of the Bank during the no-trading period mentioned above.

c.	I/my immediate relative(s) will not trade in the securities of the Bank for market abuse.

d.	This trading plan does not overlap any period for which another trading plan is already in existence/There is no other trading plan in existence for the said period of trading.

e.	This trading plan, once approved, shall be irrevocable and I/my immediate relative will mandatorily implement the trades contemplated in this trading plan and will not deviate from this trading plan or execute any trades in the securities of the Bank outside the scope of this trading plan, except as provided in the Regulations.

f.	I shall not implement the trading plan, if any unpublished price sensitive information in my / our possession at the time of formulation of this plan has not become generally available at the time of the commencement of implementation of the trading plan.

g.	I will execute the trade(s) as per the Trading Plan only if the execution price is within the limit set out in the table above for the trade and I will not execute the trade if the price of the equity shares is outside the limit set out in the table above.

h.	I am fully aware of, and understand, my obligations under the ICICI Bank Code and the Regulations and will comply with such obligations at all times. (Applicable, where the applicant is a Designated Person)

<signature>
<Name of Insider>
Designation:
Date:
Place:

For office use only:
The above trading plan is approved / rejected.
In case of rejection the reasons for rejection are as follows: ‘

For ICICI Bank Limited

<signature>
<Compliance Officer name>
Compliance Officer
Date:
Place:

FORM IV

SEBI (Prohibition of Insider Trading) Regulations, 2015
[Regulation 7 (1) (b) read with Regulation 6(2) – Disclosure on becoming a Key Managerial Personnel/Director/ Promoter/ Member of the promoter group]

Name of the company:

ISIN of the company:

Details of Securities held on appointment of Key Managerial Personnel (KMP) or Director or upon becoming a Promoter or member of the promoter group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2).

Name, PAN, CIN/DIN & Address with contact no.	Category of Person (KMP/Director or Promoter or member of the promoter group/Immediate relative to/others, etc.	Date of appointment of KMP/Director/ OR Date of becoming Promoter/ member of the promoter group	Securities held at the time of appointment of KMP/Director or upon becoming Promoter or member of the promoter group		% of Shareholding
			Type of securities (For eg. –Shares, Warrants, Convertible Debentures, Rights entitlements, etc.	No.

Note: “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

Details of Open Interest (OI) in derivatives on the securities of the company held on appointment of KMP or Director or upon becoming a Promoter or member of the promoter group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2).

Open Interest of the Future contracts held at the time of appointment of Director/KMP or upon becoming Promoter/member of the promoter group			Open Interest of the Option Contracts held at the time of appointment of Director/KMP or upon becoming Promoter/member of the promoter group
Contract specifications	Number of units (contracts* lot size)	Notional value in Rupee terms	Contract specifications	Number of units (contracts* lot size	Notional value in Rupee terms
7	8	9	10	11	12

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options

Name & Signature:
Designation:
Department:
Date:
Place:

FORM V
SEBI (Prohibition of Insider Trading) Regulations, 2015
[Regulation 7 (2) read with Regulation 6(2) – Continual Disclosure]

Name of the company:   _________

ISIN of the company:   __________

Details of change in holding of Securities of Promoter, Member of the Promoter Group, Designated Person or Director of a listed company and immediate relatives of such persons and other such persons as mentioned in Regulation 6(2).

Name, PAN, CIN/DIN, & address with contact nos	Category of Person (Promoter/ Member of the promoter group/ designated person/ Director’s/ immediate relative to/others etc.)	Securities held prior to acquisition/ disposal		Securities acquired/Disposed				Securities held post acquisition / disposal		Date of allotment advice/ acquisition of shares/ disposal of shares, specify		Date of intimation to company	Mode of acquisition/ disposal (on market/ public/rights/ preferential offer/off market/ Inter-se transfer, ESOPs, etc.	Exchange on which the trade was executed
		Type of securities (For eg.– Shares, Warrants, Convertible Debentures, Rights entitlement etc.	No. and % of share holding	Type of securi ties (For eg.- Shares, Warrants, Convertible Debentures, Rights entitlement, etc.)	No.	Value	Transaction Type (Purchase/Sale/Pledge/ Revocation/ Invocation/Others- please specify)	Type of securities (For eg. Shares, Warrants, Convertible Debentures, Rights entitlement, etc.)	No. and % of shareholding	From	To
1	2	3	4	5	6	7	8	9	10	11	12	13	14	15

Note: (i) “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

(ii) Value of transaction excludes taxes/brokerage/any other charges

Details of trading in derivatives on the securities of the company by Promoter, member of the promoter group, designated person or Director of a listed company and immediate relatives of such persons and other such persons as mentioned in Regulation 6(2).

Trading in derivatives (Specify type of contract, Futures or Options etc.)						Exchange on which the trade was executed
Type of contract	Contract specifications	Buy		Sell
		Notional Value	Number of units (contracts * lot size)	Notional Value	Number of units (contracts * lot size)
16	17	18	19	20	21	22

Note: In case of Options, notional value shall be calculated based on Premium plus strike price of options.

Name &
Signature:
Designation:
Department:
Date:
Place:

FORM VI

SEBI (Prohibition of Insider Trading) Regulations, 2015
Regulation 7(3) – Transactions by Other connected persons as identified by the company Details of trading in securities by other connected persons as identified by the company

Name, PAN, CIN/D IN, & address with contact nos	Connection with company	Securities held prior to Acquisition/disposal		Securities acquired/Disposed				Securities held post acquisition / disposal		Date of allotment advice/ acquisition of shares/ disposal of shares, specify		Date of intimation to company	Mode of acquisition/ disposal (on market/ public/rights/ preferential offer/off market/ Inter-se transfer, ESOPs, etc.	Exchange on which the trade was executed
		Type of securities (For eg.– Shares, Warrants, Convertible Debentures, Rights entitlements etc.	No. and % of share holding	Type of securities (For eg.– Shares, Warr ants, Convertible Debentures, Rights entitlement, etc.)	No.	Value	Trans action Type (Purchase/Sale/Pledge/ Revocation/ Invocation/Others- please specify)	Type of securities (For eg. Shares, Warrants, Convertible Debentures, Rights entitlement, etc.)	No. and % of shareholding	From	To
1	2	3	4	5	6	7	8	9	10	11	12	13	14	15

Note: (i) “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

(ii) Value of transaction excludes taxes/brokerage/any other charges

Details of trading in derivatives on the securities of the company by other connected persons as identified by the company

Trading in derivatives (Specify type of contract, Futures or Options etc.)						Exchange on which the trade was executed
Type of contract	Contract specifications	Buy		Sell
		Notional Value	Number of units (contracts * lot size)	Notional Value	Number of units (contracts * lot size)
16	17	18	19	20	21	22

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options.

Name:

Signature:

Place:

ANNEXURE A

ICICI BANK CODE OF PRACTICES AND PROCEDURES FOR FAIR DISCLOSURE OF UNPUBLISHED PRICE SENSITIVE INFORMATION

This code is called ICICI Bank Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information (this “Code”) and has been framed by ICICI Bank Limited (“Bank”) based on the principles of fair disclosure outlined in the Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time (“Regulations”).

A.	Designation and Role of Chief Investor Relations Ofﬁcer

1.	Head of Investor Relations (a senior ofﬁcer of the Bank) shall be the Chief Investor Relations Officer (“CIRO”) for the purpose of this Code. The CIRO shall be responsible for dissemination of information and disclosure of Unpublished Price Sensitive Information (“UPSI”).

2.	In the temporary absence of the CIRO for any reason whatsoever, the Managing Director/Chief Executive Officer shall nominate any other senior ofﬁcial of the Bank to be responsible for dissemination of information and disclosure of UPSI.

B.	Disclosures under this Code

3.	The CIRO shall ensure:

(i)	prompt public disclosure of UPSI that would impact price discovery no sooner than credible and concrete information comes into being in order to make such information generally available;

(ii)	uniform and universal dissemination of UPSI to avoid selective disclosure; and

(iii)	prompt dissemination of UPSI that gets disclosed selectively, inadvertently or otherwise to ensure that this information is made generally available.

4.	It is clariﬁed that information to be termed UPSI should be specific and intended to be made generally available at a point of time to ensure it does not lead to creation of a false market in securities. For the purpose of disclosure, the CIRO may consult such officials within the Bank to ensure the correctness and credibility of the UPSI.

5.	The CIRO shall authorize disclosure or dissemination of UPSI (i) by way of intimation to the stock exchanges on which the securities of the Bank are listed, such that further disclosure can be made from the stock exchanges’ websites; (ii) on the ofﬁcial website of the Bank to ensure official conﬁrmation and documentation; and (iii) in any other manner as may be decided by the CIRO to facilitate uniform and universal dissemination of UPSI.

6.	All communications of UPSI with the relevant stock exchanges shall be approved by the CIRO and communicated through appropriate personnel under his direction.

7.	The CIRO shall also be responsible for overseeing the contents of UPSI to be posted on the website of the Bank for the purposes of this Code and shall give appropriate directions for the publication of the same. No other person shall be authorized to post any UPSI in the absence of any directions from the CIRO.

8.	To facilitate timely disclosure of UPSI, all Employees, Designated Persons or Insiders as defined in the Regulations and/or the ICICI Bank Code on Prohibition of Insider Trading (“Code on Insider Trading”) will be required to communicate any UPSI to the CIRO as soon as credible and concrete information comes into existence.

C.	General obligation of preserving UPSI

9.	All Employees, Designated Persons, Directors and Insiders of the Bank are required to ensure that handling of all UPSI, including onward communication, is done on a need-to-know basis in accordance with any other applicable codes, policies and procedures of the Bank, including, without limitation, this Code and the Code on Insider Trading.

D.	Information Shared with Speciﬁc Persons

10.	Designated Persons, Employees, Directors and Insiders and the CIRO shall ensure that any information shared with analysts and research personnel is not UPSI and is generally available. In case any information which is not generally available is intended to be discussed at any meeting or conferences with analysts, research personnel or other industry professionals, such information must be made generally available through any means prior to such meeting or conference.

11.	The only persons authorized to speak on behalf of the Bank with analysts, research personnel and other industry professionals are the Chairman, Managing Director/Chief Executive Ofﬁcer, CIRO and employees forming part of Investor Relations team speciﬁcally authorized by the CIRO.

12.	Any disclosures made to analysts, research personnel and other industry professionals must be complete and speciﬁc. Selective disclosures are strictly prohibited.

13.	Inquiries from analysts, research personnel and other industry professionals must be handled only by the CIRO. Under no circumstances an attempt shall be made to handle these queries without prior authorization from the CIRO.

14.	All press releases to be issued must be reviewed by the CIRO before being shared with the media. In case the CIRO determines that the press release requires disclosure on stock exchanges, such press release must be shared with media only after disclosure on stock exchanges. For follow-up inquiries on press releases, the CIRO may designate any person within the corporate communications team to respond to such inquiries.

15.	The CIRO shall also develop best practices to make transcripts or records of proceedings of meetings with analysts and other investor relations conferences on the official website of the Bank to ensure official conﬁrmation and documentation of disclosures made.

E.	Market Rumours

16.	The appropriate and fair responses shall be provided to queries on news reports and requests for verification of market rumours by regulatory authorities after due approval by CIRO/Group Chief Financial Officer/President/Executive Director.

F.	Sharing of UPSI and Policy for Determination of Legitimate Purposes

17.	UPSI may be shared with any person who has been authorized to share such information by the Group Chief Financial Officer / Group General Counsel / Group Chief Compliance Officer / CIRO / Executive Directors of the Bank in this regard, in furtherance of performance of duties, discharge of legal obligations or in furtherance of legitimate purposes, which term shall include the following:

(i)	Sharing of UPSI in the ordinary course of business by an Insider, inter alia, with partners, collaborators, lenders, borrowers, customers, suppliers, merchant bankers, legal advisors, auditors, insolvency professionals or other advisors or consultants.

(ii)	Sharing of UPSI in good faith for any other genuine or reasonable purpose as may be determined by the Group Chief Financial Officer/Group General Counsel/Group Chief Compliance Officer/CIRO/Executive Directors of the Bank.

(iii)	Sharing of UPSI for any other purpose as may be prescribed under any applicable law for the time being in force, in this behalf, as may be amended from time to time.

Provided that such sharing should not be carried out to evade or circumvent the Regulations.

18.	UPSI in relation to the Bank and its Securities may be communicated, provided, allowed access to or procured, in connection with a transaction in compliance with Regulation 3(3) of the Regulations. The Compliance Ofﬁcer shall ensure that a structured digital database is maintained containing the nature of UPSI and the names of such persons who have shared the information and also the names of such persons with whom information is shared under the Regulations along with the Permanent Account Number or any other identifier authorised by law where Permanent Account Number is not available along with such other additional information as may be prescribed by the Compliance Officer. Such database shall be maintained with adequate internal controls and checks such as time stamping and audit trails to ensure non-tampering of the database.

19.	Any person in receipt of UPSI pursuant to a legitimate purpose shall be considered an “Insider” for purposes of the Regulations and due notice shall be given to such persons, who shall be responsible for maintaining conﬁdentiality of such UPSI. Any person who receives UPSI for legitimate purpose shall also be served a notice prior to sharing of UPSI making them aware of nature of the information, the obligation to maintain conﬁdentiality in compliance with the Regulations and liabilities attached thereto in case of misuse or unauthorized disclosure / leakage of that information.

20.	This Code and any subsequent amendment(s) thereto, shall be promptly intimated to the stock exchanges. The Board of Directors of the Bank is authorized to approve changes / amend this Code from time to time.

All references to designations of Employees in this Code are as per the designations assigned by the Human Resources Management Group of the Bank. All references to groups/departments of the Bank are as per the internal nomenclature of the Bank.

Words and expressions used and not defined in this Code but defined in the Code on Insider Trading, the Regulations, the Securities and Exchange Board of India Act, 1992, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or the Companies Act, 2013 and rules and regulations made thereunder, each as amended from time to time, shall have the meanings respectively assigned therein.

ANNEXURE B

POLICY AND PROCEDURE FOR INQUIRY IN CASE OF LEAK OR
SUSPECTED LEAK OF UNPUBLISHED PRICE SENSITIVE INFORMATION

[Under Regulation 9A of the Securities and Exchange Board of India

(Prohibition of Insider Trading) Regulations, 2015, as amended]

1.	Background

Securities and Exchange Board of India (“SEBI”) vide the Securities and Exchange Board of India (Prohibition of Insider Trading) (Amendment) Regulations, 2018 has mandated all listed companies to formulate written policy and procedures for inquiry in case of leak of Unpublished Price Sensitive Information (UPSI) or suspected leak of UPSI (which is to be approved by the Board of Directors of the listed company) and initiate appropriate inquiries on becoming aware of leak or suspected leak of UPSI and inform the SEBI promptly of such leaks, inquiries and results of such inquiries.

In this regard, Board of Directors of ICICI Bank Limited (the “Bank”) has laid down the policy and procedure for inquiry in case of leak or suspected leak of UPSI (this “Policy”) for adoption.

2.	Objective of the Policy

The Policy is being framed with the following objectives:

•	To prevent Leak of UPSI, i.e., to restrict and prohibit unethical practice of sharing of UPSI with any unauthorized person.

•	To initiate inquiry in case of Leak or Suspected Leak of UPSI and inform the result of such inquiry to the Audit Committee/Board of Directors of the Bank.

•	To take disciplinary action or measure having regard to the facts and circumstances of the case with respect to violation of this Policy, apart from any action that SEBI may initiate/take against the relevant person.

3.	Scope of the Policy

To lay down procedures for undertaking inquiry/investigation by the Bank upon becoming aware of any Leak or Suspected Leak of UPSI and report to the Audit Committee/Board of Directors and the SEBI, promptly, all details in relation to such leaks, inquiries and results of such inquiries.

4.	Deﬁnitions

“Audit Committee” refers to the committee constituted by the Board of Directors in accordance with Section 177 of the Companies Act, 2013 and Regulation 18 of the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, each as amended from time to time.

“Bank” means ICICI Bank Limited.

“Board of Directors” or “Board” refers to the Board of Directors of the Bank.

“Chief Investor Relations Officer” or “CIRO” means Head of Investor Relations (a senior officer of the Bank) shall be the Chief Investor Relations Officer.

“Code on Insider Trading” means the ICICI Bank Code on Prohibition of Insider Trading, as modified from time to time.

“Code on Fair Disclosure” means the ICICI Bank Code of Practices and Procedures for Fair Disclosure of Unpublished Price Sensitive Information, as modified from time to time.

“Compliance Monitoring Committee” means the internal committee of the Bank constituted as such, comprising of Group Chief Human Resources Officer, General Counsel and Company Secretary.

“Leak” includes the communication or provision of or allowing access to information which is/shall be/can be reasonably expected to give rise to UPSI by any Insider to any person other than a person as duly authorised by the Group Chief Financial Officer / Group General Counsel/ Group Chief Compliance Officer / CIRO / Executive Directors of the Bank in terms of the Code on Fair Disclosure, the Code on Insider Trading and the Regulations and “Suspected Leak” shall be construed accordingly.

“Regulations” mean the Securities and Exchange Board of India (Prohibition of Insider Trading) Regulations, 2015, as amended from time to time.

All references to designations of Employees in this Policy are as per the designations assigned by the Human Resources Management Group of the Bank. All references to groups/departments of the Bank are as per the internal nomenclature of the Bank.

Words and expressions used and not defined in this Policy but defined in the Code on Insider Trading, the Code on Fair Disclosure, the Regulations, the Securities and Exchange Board of India Act, 1992, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or the Companies Act, 2013 and rules and regulations made thereunder, each as amended from time to time, shall have the meanings respectively assigned therein.

5.	Measures to prevent Leak

Following are the measures implemented by the Bank to prevent Leaks:

•	The Bank has adopted an appropriate “Walls Framework” (as set out in the Code on Insider Trading) to prevent disclosure of UPSI to any unauthorized person.

•	Every recipient of UPSI shall ensure that such UPSI is secured safely, in whatever manner received.

•	The Bank shall ensure that its Employees and Designated Persons are made aware of and are familiar with this Policy.

•	The Bank shall ensure that Employees and Designated Persons are made aware of and are familiar with the ICICI Bank Whistle Blower Policy to enable Employees and Designated Persons to report instances of Leaks or Suspected Leaks.

•	The Bank has in place an appropriate Data Leak Prevention system for monitoring emails containing UPSI going out of the Bank by the Information Security Group of the Bank.

6.	Duties of Compliance Ofﬁcer

The Compliance Ofﬁcer shall be responsible for:

(i)	Overseeing the compliance of the Bank, its Employees and Designated Persons with this Policy;

(ii)	Intimating the occurrence of actual Leak or Suspected Leak to SEBI;

(iii)	Reporting details of such Leaks, inquiries into such Leaks and results of such inquiries to SEBI;

(iv)	Coordinating with and reporting all relevant details of any Leak or Suspected Leak to the Compliance Monitoring Committee, and undertaking inquiry in terms of this Policy; and

(v)	Taking any other steps as the Compliance Monitoring Committee may deem ﬁt in its discretion towards implementation of this Policy.

7.	Intimation to SEBI

The Compliance Officer shall intimate SEBI promptly of any Leaks, inquiries and results of such inquiries, as may be deemed necessary and/or required under applicable laws.

8.	Duties of Compliance Monitoring Committee

The Compliance Monitoring Committee shall be responsible for:

•	Conducting a preliminary inquiry through the Compliance Officer to ascertain the truth contained in the information or complaint pertaining to actual Leak or Suspected Leak, if any;

•	Authorizing any person, if required, to assist in the conduct of inquiry;

•	Appointing external specialized agency(ies), if required, to conduct inquiry into Leak or Suspected Leak;

•	Assessing the relevant facts and circumstances in connection with any Leak or Suspected Leak and providing its decision and determination of action to be initiated/taken on the matter; and

•	Deciding disciplinary actions to be imposed upon any person engaging in Leaks.

9.	Process of inquiry into Leak or Suspected Leak of UPSI

Every Employee and Designated Person of the Bank shall, upon becoming aware of any Leak or Suspected Leak, immediately inform the Compliance Officer of all facts and information available to him/her in relation to such Leak or Suspected Leak. The Compliance Officer, upon becoming aware of the Leak or Suspected Leak (whether based on information received or suo moto) shall inform the Compliance Monitoring Committee of such Leak or Suspected Leak, and the following procedure will be followed in this regard:

(a)	Take cognizance of the matter:

The Compliance Monitoring Committee shall take cognizance of the matter and decide as follows:

•	If the allegations are found to be frivolous, not maintainable or outside the scope of this Policy, the same may be dismissed.

•	If it is found that the issue requires further investigation, preliminary inquiry may be initiated in accordance with sub-Paragraph (b) below.

(b)	Preliminary inquiry:

Preliminary inquiry shall be undertaken by the Compliance Officer at the direction of the Compliance Monitoring Committee, in order to collect the relevant facts and material substance in relation to the Leak or Suspected Leak. The Compliance Monitoring Committee, if required, may take assistance from the Financial Crime Prevention & Reputation Management Group [and/or also appoint any external specialized agency(ies) to assist the Compliance Officer in initiating/conducting preliminary inquiry or to separately initiate/conduct inquiry in addition to the Compliance Officer.

(c)	Report of preliminary inquiry to the Compliance Monitoring Committee:

The Compliance Officer and/or the Financial Crime Prevention & Reputation Management Group and/or external specialized agency(ies), as the case may be, shall place the report of the preliminary enquiry before the Compliance Monitoring Committee.

(d)	Determination of the Compliance Monitoring Committee and disciplinary action:

The Compliance Monitoring Committee shall review the report of the preliminary inquiry in light of the facts and circumstances of the case and determine the next steps in terms of recommendation for action to be initiated, including any interim measures to be taken pending inquiry, and provide its report containing all relevant details and its recommendations for action to be initiated to the Compliance Officer, for onward reporting to the Audit Committee / Board of Directors. The report setting out such recommendation of the Compliance Monitoring Committee will also be submitted to the Head - Human Resources Management Group. The Head - Human Resources Management Group would provide the necessary report as well as decisions, actions or measures taken to the Compliance Officer for onward reporting to the Audit Committee / Board of Directors. The actions or measures may include, having regard to the facts and circumstances or past conduct, if any, imposition of monetary penalties, withholding of employee benefits and remuneration (such as wage freeze, recovery or clawback), and suspension or termination of employment or service of the concerned person.

In respect of any alleged Leaks or Suspected Leaks involving any Director, the Compliance Officer shall submit all information available to him of such matters directly to the Audit Committee for its review and decision, which shall be onward reported to the Board of Directors. Where the action or the measure requires the approval of the Board of Directors, its approval shall be taken prior to making such action or measure operational.

All relevant intermediaries and fiduciaries of the Bank should be informed that if an inquiry has been initiated by the Bank in case of any Leak or Suspected Leak, such relevant intermediaries and fiduciaries are required under the Regulations to co-operate with the Bank in connection with such inquiry conducted by the Bank.

10.	Amendments

The Board of Directors of the Bank is authorised to approve changes/amend this Policy from time to time.